STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

June 1, 2007

Job Number: C20070601-0973
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070380913-43	Articles of Incorporation	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20070380913-43
	Filing Date and Time: 06/01/2007 9:31 AM
	Entity Number: E0382762007-2

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	OriginOil, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	National Registered Agents of NY Name 1000 East William Street, Suite 204 — Carson City — Nevada 89701 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 550,000,000 — Par value per share: $ .0001 — Number of shares without par value: 0
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Riggs Eckelberry Name 10808 Kingsland St. — Los Angeles — CA 90034 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of the Corporation shall be: Engaging in any lawful act or transacting any lawful business for which a corporation may be organized under NV law.
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Daniel C. Burnham — X [signature] Name — Signature Strategic Law Partners, LLP, 500 S. Grand, Suite 2050 — Los Angeles — CA 90071 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — Date 6/1/2007 Authorized Signature of R. A. or On Behalf of R. A. Company Paul J. Hagan, Assistant Secretary

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION OF
OriginOil, Inc.
a Nevada corporation

The undersigned, a natural person being more than 18 years of age, does hereby establish a corporation under the laws of the State of Nevada and adopt the following Articles of Incorporation.

Article 1. Name. The name of the corporation shall be OriginOil, Inc.

Article 2. Purpose. The corporation is organized for the purpose of engaging in any lawful act or transacting any lawful business for which a corporation may be organized under the Nevada Business Corporations Act.

Article 3. Shares. The aggregate number of shares which this corporation shall have authority to issue is 550,000,000, consisting of 500,000,000 shares of Common Stock, par value $0.0001, and 50,000,000 shares of Preferred Stock, par value $0.0001. The Preferred stock may be issued in one or more series at the discretion of the Board of Directors and the Board of Directors is hereby granted the authority to fix by resolution the rights, preferences, privileges and other terms of the Preferred Stock or any series thereof, and to fix the number of shares of any such series (but not below the number of shares thereof then outstanding). All shares of any one series shall be alike except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act.

Article 4. Directors. The name and address of the sole director constituting the corporation's initial board of directors is Riggs Eckelberry, 10808 Kingsland St., Los Angeles, CA 90034.

Article 5. Indemnification. To the fullest extent permitted by the Nevada Business Corporation Act as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability or limitation thereof is not permitted under the Nevada Business Corporation Act as the same exists or may hereafter be amended. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification), through bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by the Nevada Business Corporation Act, and to purchase and maintain at the corporation's expense insurance to indemnify or insure directors, officers and employees against liability, subject only to limits created by applicable Nevada law. Neither any amendment nor repeal of this provision, nor the adoption of any provisions of this

Certificate of Incorporation inconsistent with this provision, shall eliminate or reduce the effect of this provision in respect of any matter occurring, or any cause of action, suit or claim that, but for this provision, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Article 6. Incorporator. The name and address of the incorporator is Daniel C. Burnham, Strategic Law Partners, LLP, 500 S. Grand, Suite 2050, Los Angeles, CA 90071.

Article 7. Resident Agent. The registered agent shall be National Registered Agents of NV, 1000 East William Street, Suite 204, Carson City, NV 89701.

Signature of Incorporator:

Daniel C. Burnham, Incorporator
May 31, 2007

Certificate of Acceptance of Appointment of Resident Agent

The undersigned hereby accepts appointment as resident agent for the above named corporation.

____
Authorized signature on behalf of resident agent company

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ORIGINOIL, INC.**, did on June 1, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 1, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk